As filed with the Securities and Exchange Commission on June 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	71-0673405-0127701
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3801 Old Greenwood Road
Fort Smith, Arkansas 72903

(479) 785-6000

(Address including zip code and telephone number, including area code, of Principal Executive Offices)

ARKANSAS BEST CORPORATION 2005 OWNERSHIP INCENTIVE PLAN

(Full title of the plan)

Michael R. Johns
Vice President, General Counsel and Corporate Secretary

Arkansas Best Corporation
3801 Old Greenwood Road
Fort Smith, Arkansas 72903

(Name and address of agent for service)

(479) 785-6000

(Telephone number, including area code, of agent for service)

Copies to:

Alan J. Bogdanow

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01 per share	700,000 shares	$24.34	$17,038,000	$1,978.12

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Arkansas Best Corporation (the “Registrant”) that may be issued pursuant to stock splits, stock dividends or similar transactions.

(2)

Pursuant to Rule 429 under the Securities Act, the prospectus delivered to participants in the Arkansas Best Corporation 2005 Ownership Incentive Plan (the “Plan”) in accordance with Form S-8 and Rule 428 of the Securities Act relates to the 700,000 shares of Common Stock registered hereby and the 1,500,000 shares of Common Stock registered pursuant to the Registration Statement on Form S-8 (File No. 333-127055) filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2005. (See “Registration of Additional Securities.”)

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and Rule 457(h) under the Securities Act. The offering price and registration fee are based on a price of $24.34 per share, which price is the average of the high and low prices of the Common Stock reported on The NASDAQ Global Select Market on May 26, 2011.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement covers an additional 700,000 shares of Common Stock that may be offered pursuant to the Plan, for which a previously filed Registration Statement on Form S-8 is effective (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement (File No. 333-127055) as filed with the Commission on July 29, 2005, are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*
Item 2.	Registrant Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The Registrant will send or give to all participants in the Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. The Registrant has not filed such documents with the Commission, but such documents, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been filed with the Commission by the Registrant, are hereby incorporated by reference into this Registration Statement and made a part hereof:

•                                      The Registrant’s Annual Report on Form 10-K (including information specifically incorporated by reference into the Registrant’s Form 10-K from the definitive proxy statement on Schedule 14A prepared in connection with the Annual Meeting of Stockholders to be held on April 21, 2011) for the fiscal year ended December 31, 2010, filed with the Commission on February 23, 2011.

•                                      The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 5, 2011.

•                                      The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 18, 2011, January 27, 2011, February 22, 2011, April 25, 2011 (related to the second quarter cash dividend announcement) and April 26, 2011.

•                                      The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 20, 1992 (including any amendments or reports filed with the Commission for the purpose of updating such description).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  For the avoidance of doubt, information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K shall not be deemed incorporated by reference herein or otherwise to form a part hereof.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

The Registrant is a Delaware corporation.  Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article VIII of the Registrant’s Restated Certificate of Incorporation, as amended, provides that each person who was or is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person, or a person of whom such person is the legal representative, is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action or omission in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant and advanced expenses to the fullest extent authorized by the DGCL against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith. In addition, Article VIII of the Registrant’s Restated Certificate of Incorporation, as amended, provides that the Registrant may indemnify and advance expenses to its employees and agents to the fullest extent permitted by Article VIII of the Restated Certificate of Incorporation, as amended, or as otherwise permitted under the DGCL with respect to the indemnification and advancement of expenses to directors and officers.

Article VIII of the Registrant’s Third Amended and Restated Bylaws provides that its directors, officers, employees and agents shall be indemnified essentially in accordance with the provisions of Section 145 of the DGCL described above.

The Registrant has entered into an indemnification agreement with each of its directors. The indemnification agreements provide that the Registrant indemnify each of its directors to the fullest extent permitted by the DGCL. This means, among other things, that the Registrant must indemnify the indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is serving or has served (i) as a director or officer of Arkansas Best Corporation or (ii) as a director, partner, trustee, officer, employee, or agent of any other entity at the request of Arkansas Best Corporation if the indemnitee acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed not opposed to the best interests of Arkansas Best

Corporation and with respect to any criminal action or proceeding, the indemnitee had reasonable cause to believe that his or her conduct was lawful. Also, the indemnification agreements require that the Registrant advance expenses in defending such an action provided that the indemnitee undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification.

In general, the disinterested directors on the board of directors have the authority to determine an indemnitee’s right to indemnification. However, such determination may also be made by (i) if the disinterested directors so direct, independent legal counsel in a written opinion, (ii) the disinterested stockholders or (iii) a court of competent jurisdiction.

The indemnification agreements require the Registrant to use its reasonable best efforts to carry directors’ and officers’ liability insurance and to name each director as an insured under such policy. The Registrant is not obligated to carry directors’ and officers’ liability insurance if its Board of Directors determines in good faith that such insurance is not reasonably available, the premium costs for such insurance is disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

The Registrant has obtained director and officer liability insurance for the benefit of each of the indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure the Registrant’s performance under the indemnification agreements. Each of the indemnitees are insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of the Registrant’s directors and officers.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated herein by reference.

Exhibit No.	Description

4.1

Restated Certificate of Incorporation of Arkansas Best Corporation (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, filed with the Commission on March 17, 1992, Commission File No. 33-46483, and incorporated herein by reference).

4.2

Certificate of Designations of $2.875 Series A Cumulative Convertible Exchangeable Preferred Stock of Arkansas Best Corporation (previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 5, 2009, Commission File No. 000-19969, and incorporated herein by reference).

4.3

Certificate of Amendment to the Restated Certificate of Incorporation of Arkansas Best Corporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 24, 2009, Commission File No. 000-19969, and incorporated herein by reference).

4.4

Third Amended and Restated Bylaws of Arkansas Best Corporation dated as of April 22, 2010 (previously filed as Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 5, 2010, Commission File No. 000-19969, and incorporated herein by reference).

4.5

First Amended and Restated Rights Agreement, dated as of May 1, 2001 between Arkansas Best Corporation and Computershare Investor Services, LLC, as Rights Agent (including exhibits thereto) (previously filed as Exhibit 4.1 to the Registrant’s Form 8-A/A Amendment No. 2 filed with the Commission on May 16, 2001, Commission File No. 000-19969, and incorporated herein by reference).

4.6

Amendment to First Amended and Restated Rights Agreement, dated as of April 4, 2003, between Arkansas Best Corporation and LaSalle Bank, National Association, as Rights Agent (previously filed as Exhibit 4.2 to the Registrant’s Form 8-A/A Amendment No. 3 filed with the Commission on April 4, 2003, Commission File No. 000-19969, and incorporated herein by reference).

4.7

Second Amendment to First Amended and Restated Rights Agreement, dated as of May 18, 2007, between Arkansas Best Corporation and LaSalle Bank, National Association, as Rights Agent (previously filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 18, 2007, Commission File No. 000-19969, and incorporated herein by reference).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1

Arkansas Best Corporation 2005 Ownership Incentive Plan (previously filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 23, 2011, Commission File No. 000-19969, and incorporated herein by reference).

99.2

First Amendment to Arkansas Best Corporation 2005 Ownership Incentive Plan (previously filed as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 23, 2011, Commission File No. 000-19969, and incorporated herein by reference).

*filed herewith

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on June 1, 2011.

ARKANSAS BEST CORPORATION

By:	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Judy R. McReynolds, Michael E. Newcity, and Michael R. Johns, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert A. Young III	Chairman of the Board and Director	June 1, 2011
Robert A. Young III

/s/ Judy R. McReynolds	Director, President — Chief Executive	June 1, 2011
Judy R. McReynolds	Officer and Principal Executive
Officer

/s/ Michael E. Newcity	Vice President — Chief Financial	June 1, 2011
Michael E. Newcity	Officer and Principal Financial Officer

/s/ David R. Cobb	Vice President — Controller and	June 1, 2011
David R. Cobb	Principal Accounting Officer

/s/ John W. Alden	Director	June 1, 2011
John W. Alden

/s/ Fred A. Allardyce	Director	June 1, 2011
Fred A. Allardyce

/s/ Frank Edelstein	Director	June 1, 2011
Frank Edelstein

/s/ William M. Legg	Director	June 1, 2011
William M. Legg

/s/ John H. Morris	Director	June 1, 2011
John H. Morris

EXHIBIT INDEX

Exhibit No.	Description

4.1

Restated Certificate of Incorporation of Arkansas Best Corporation (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, filed with the Commission on March 17, 1992, Commission File No. 33-46483, and incorporated herein by reference).

4.2

Certificate of Designations of $2.875 Series A Cumulative Convertible Exchangeable Preferred Stock of Arkansas Best Corporation (previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 5, 2009, Commission File No. 000-19969, and incorporated herein by reference).

4.3

Certificate of Amendment to the Restated Certificate of Incorporation of Arkansas Best Corporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 24, 2009, Commission File No. 000-19969, and incorporated herein by reference).

4.4

Third Amended and Restated Bylaws of Arkansas Best Corporation dated as of April 22, 2010 (previously filed as Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 5, 2010, Commission File No. 000-19969, and incorporated herein by reference).

4.5

First Amended and Restated Rights Agreement, dated as of May 1, 2001 between Arkansas Best Corporation and Computershare Investor Services, LLC, as Rights Agent (including exhibits thereto) (previously filed as Exhibit 4.1 to the Registrant’s Form 8-A/A Amendment No. 2 filed with the Commission on May 16, 2001, Commission File No. 000-19969, and incorporated herein by reference).

4.6

Amendment to First Amended and Restated Rights Agreement, dated as of April 4, 2003, between Arkansas Best Corporation and LaSalle Bank, National Association, as Rights Agent (previously filed as Exhibit 4.2 to the Registrant’s Form 8-A/A Amendment No. 3 filed with the Commission on April 4, 2003, Commission File No. 000-19969, and incorporated herein by reference).

4.7

Second Amendment to First Amended and Restated Rights Agreement, dated as of May 18, 2007, between Arkansas Best Corporation and LaSalle Bank, National Association, as Rights Agent (previously filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 18, 2007, Commission File No. 000-19969, and incorporated herein by reference).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1

Arkansas Best Corporation 2005 Ownership Incentive Plan (previously filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 23, 2011, Commission File No. 000-19969, and incorporated herein by reference).

99.2

First Amendment to Arkansas Best Corporation 2005 Ownership Incentive Plan (previously filed as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 23, 2011, Commission File No. 000-19969, and incorporated herein by reference).

*filed herewith